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                                                                Exhibit 1058





                     CREDIT FACILITY AND SECURITY AGREEMENT
                     --------------------------------------

                 THIS CREDIT FACILITY AND SECURITY AGREEMENT is made as of the 14 day of MARCH, 1996, by and between BANK ONE, AKRON, NA, a national banking association organized and existing under the laws of the United States of America ("Lender"), with its principal place of business located at 50 South Main Street, Akron, Ohio 44308, and LEXINGTON PRECISION CORPORATION, a corporation organized and existing under the laws of the State of Delaware ("LPC"), with its principal place of business and executive offices located at 767 Third Avenue, New York, New York 10017-2023, and LEXINGTON COMPONENTS, INC., a corporation organized and existing under the laws of the State of Delaware ("LCI"), with its principal place of business and executive offices located at 767 Third Avenue, New York, New York 10017-2023 (hereinafter LPC and LCI are referred to each as Borrower singularly and referred to jointly and severally as the "Borrowers," which term shall mean each of the companies individually and both of the companies collectively).

                 WITNESSETH:

                 WHEREAS, LPC is the parent of LCI; and

                 WHEREAS, LCI is a wholly subsidiary of LPC; and

                 WHEREAS, Borrowers desire, from time to time hereafter, to borrow from Lender, and Lender is willing and may, from time to time hereafter, be willing to make loans to each of the Borrowers, subject to the terms and conditions set forth herein.

                 NOW, THEREFORE, in consideration of the terms and conditions contained herein, and of any extension of credit heretofore, now or hereafter made by Lender to Borrowers, the parties hereto hereby agree as follows:

SECTION 1.    DEFINITIONS

                 All capitalized terms which are not defined herein are defined in Rider A attached hereto and made a part hereof ("Rider A"). Accounting terms not specifically defined shall be construed in accordance with generally accepted accounting principles. All other terms contained in this Agreement shall have, unless the context indicates to the contrary, the meanings provided for by the Code to the extent the same are used or defined therein. All definitions shall be equally applicable to both the singular and plural forms of the defined terms.

SECTION 2.    AMOUNT AND TERMS OF LOANS; GRANT OF SECURITY INTEREST

                 Subject to the terms and conditions of this Agreement and each of the other Credit Documents and otherwise provided that no loan advances need be made by Lender if, at the date of any request for a loan advance hereunder by Borrower, an Event of Default, or event or condition which, with notice, lapse of time or both, would constitute an Event of Default, then exists, Lender will provide the credit facility described in this Section 2 for the account of Borrower.
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              A.   EQUIPMENT TERM LOAN.  Lender will make a term
loan (the "Equipment Term Loan") to LPC in a principal amount not to exceed ONE MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($1,800,000.00) for the purchase of the North Canton Equipment to be located at the North Canton Location. The amount advanced pursuant to the Equipment Term Loan shall, subject to the terms and conditions of this Agreement, be the lesser of ninety percent (90%) of the purchase price of the North Canton Equipment Collateral or ONE MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($1,800,000.00). Upon ordering of specific equipment by LPC, the purchase orders for such orders shall be submitted to Lender for Lender's review of the same as equipment to be purchased under the Equipment Term Loan. To the extent the Seller of the equipment has not already been paid, funds disbursed under the Equipment Term Loan shall be paid directly to the seller of the equipment to such extent. All purchases of equipment under the Equipment Term Loan shall be completed no later than April 30, 1996. The Equipment Term Loan shall be subject to repayment in accordance with, and bear interest as provided in Section 2.B of this Agreement and shall otherwise be evidenced by, and repayable in accordance with, the Equipment Term Note.


              B.   PAYMENT TERMS OF EQUIPMENT TERM LOAN.


                   (1) INTEREST. The Equipment Term Loan shall bear interest on the unpaid principal balance until the date paid in full at a rate per annum equal to the LIBOR Interest Rate on the Core Borrowing Amount, if any, pursuant to Section 2.B.(2) below and at a rate per annum equal to three-quarters percent (.75%) in excess of the Base Rate on the unpaid principal amount excluding the Core Borrowing Amount, such interest being payable monthly on the first day of each calendar month, commencing on the first day of the second calendar month following the disbursement of the loan and continuing on the first day of each calendar month thereafter. Interest shall be computed on a three hundred sixty (360)-day year basis based upon the actual number of days elapsed.


                   (2) CORE BORROWING AMOUNT. LPC may request that a portion of the outstanding balance of the Equipment Term Loan accrue interest at the LIBOR Interest Rate (the "Core Borrowing Amount") by delivering to Lender a written, telephonic, or telegraphic request (effective upon receipt) by facsimile, telephone, or telegraph by 12:00 p.m. three (3) Business Days prior to the Business Day the LIBOR Interest Rate is to be effective. The request shall specify (i) the Core Borrowing Amount, which shall be in incremental amounts of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00), not to exceed the Core Cap and (ii) the duration of the LIBOR Interest Period which shall be either one (1) month or two (2) months, provided that at no time may the Core Borrowing Amount exceed the Core Cap. During the term of the Equipment Term Loan, the Core Borrowing Amount shall not exceed the Core Cap. It shall be the responsibility of the Borrowers to ensure that at no time shall the Core Borrowing Amount exceed the Core Cap. If such an event occurs, the Core Borrowing Amount shall be immediately reduced to a figure equal to or less than the Core Cap, and LPC shall pay to Lender on demand a TWENTY-FIVE DOLLAR ($25) fee, together with interest on the incremental amount(s) which was in excess of the Core Cap at a rate per annum equal to three-quarters percent (.75%) in excess of the Base Rate less any interest previously paid at the LIBOR Interest Rate during such period that there was an amount in excess of the Core Cap.

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                    (3) FIXED PRINCIPAL INSTALLMENTS. Subject otherwise
to the terms and provisions of the Equipment Term Note, the principal balance of the Equipment Term Loan shall be payable in fifty-nine (59) consecutive equal monthly installments of THIRTY THOUSAND AND NO/100 DOLLARS ($30,000.00) each, commencing on the first day of the second month following disbursement of the loan amount, and continuing on the first day of each calendar month thereafter and a final installment of THIRTY THOUSAND AND NO/100 DOLLARS ($30,000.00).


              C. NORTH CANTON INTERIM LOAN. Lender will make a demand loan (the "North Canton Interim Loan") to LPC in the principal amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00).


              D.   PAYMENT TERMS OF NORTH CANTON INTERIM LOAN


                   (1) DEMAND OBLIGATION. Subject otherwise to the terms and provisions of the Demand Note, the North Canton Interim Loan shall be payable on demand on or after May 15, 1996, and bear interest as provided in Section 2.D(2) of this Agreement and shall otherwise be evidenced by, and repayable in accordance with, the Demand Note. Upon completion of the construction at the North Canton Property, on or before May 15, 1996, and, if the conditions for the North Canton Term Loan are met, the principal amount of the Demand Note shall be paid in full out of the proceeds of the North Canton Term Loan and the Demand Note shall be canceled.


                   (2) INTEREST. The North Canton Interim Loan shall bear interest on the unpaid principal balance at a rate per annum equal to eight and thirty-seven one-hundredths percent (8.37%) per annum, such interest being payable monthly on the first day of each calendar month, commencing April 1, 1996, and continuing on the first day of each calendar month thereafter.


              E.   NORTH CANTON TERM LOAN.  Lender will make a term loan
(the "North Canton Term Loan") to LPC in the principal amount not to exceed
TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00). The amount advanced under the North Canton Term Loan shall be limited to the lesser of (i) eighty percent (80%) of the appraised value of the North Canton Property, (ii) ninety percent (90%) of the total cost of the project at the North Canton Property, or (iii) TWO MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($2,500,000.00). The review of the appraised value and the project's total cost shall be within the sole discretion of Lender. Upon the completion of such project, LPC shall submit to Lender, in form and substance satisfactory to Lender, an itemization of the project's total cost, together with an updated appraisal of the property completed by an MAI appraiser, acceptable to Lender. The completion of the project, the submission of the appraisal, cost reports, and any other items requested or required by Lender, and the disbursement of the loan amount shall be completed no later than May 15, 1996. The North Canton Term Loan shall be subject to repayment in accordance with, and bear interest as provided in Section 2.F of this Agreement and shall otherwise be evidenced by, and repayable in accordance with, the North Canton Term Note.





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              F.   PAYMENT TERMS OF NORTH CANTON TERM LOAN


                   (1) INTEREST. The North Canton Term Loan shall bear interest at a fixed rate on the unpaid principal balance until the date paid in full at a rate per annum equal to eight and thirty-seven one-hundredths percent (8.37%), such interest being payable monthly on the first day of each calendar month, commencing on the first day of the second calendar month following the disbursement of the loan and continuing on the first day of each calendar month thereafter. Interest shall be computed on a three hundred sixty
(360)-day year basis based upon the actual number of days elapsed.


                   (2) FIXED PRINCIPAL INSTALLMENTS. Subject otherwise to the terms and provisions of the North Canton Term Note, the principal balance of the North Canton Term Loan shall be payable in fifty-nine (59) consecutive, equal monthly installments of principal, commencing on the first day of the second calendar month following the disbursement of the loan and continuing on the first day of each calendar month thereafter, based on a fifteen (15) year amortization of the original loan amount, with a sixtieth
(60th) payment of the remaining balance.


              G.   VIENNA TERM LOAN.  Lender will make a term loan (the
"Vienna Term Loan") to LCI in the principal amount of ONE MILLION FIVE
HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00). The Vienna Term Loan shall be subject to repayment in accordance with, and bear interest as provided in Section 2.H of this Agreement and shall otherwise be evidenced by, and repayable in accordance with, the Vienna Term Note.


              H.   PAYMENT TERMS OF VIENNA TERM LOAN.


                   (1) INTEREST. The Vienna Term Loan shall bear interest at a fixed rate on the unpaid principal balance until the date paid in full at a rate per annum equal to eight and thirty-seven one-hundredths percent (8.37%), such interest being payable monthly commencing on April 1, 1996, and continuing on the first day of each calendar month thereafter. Interest shall be computed on a three hundred sixty (360)-day year basis based upon the actual number of days elapsed.


                   (2) FIXED PRINCIPAL INSTALLMENTS. Subject otherwise to the terms and provisions of the Vienna Term Note, the principal balance of the Vienna Term Loan shall be payable in fifty-nine (59) consecutive, equal monthly installments of EIGHT THOUSAND THREE HUNDRED THIRTY-THREE DOLLARS AND THIRTY-THREE CENTS ($8,333.33) each, commencing on April 1, 1996, and continuing on the first day of each calendar month thereafter and a final installment of ONE MILLION EIGHT THOUSAND THREE HUNDRED THIRTY-THREE DOLLARS AND FIFTY-THREE CENTS ($1,008,333.53) on March 1, 2001.


              I. DEFAULT RATE. Upon and after the occurrence of an Event of Default, and during the continuation thereof, unless Lender otherwise agrees, the Notes and the obligations under this Agreement shall bear interest, calculated daily on the basis of a three hundred and sixty (360)-day year, for the actual days elapsed, at the Default Rate.





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              J.   LIBOR-RELATED PROVISIONS


                   (1) ILLEGALITY; LENDER'S POLICY. Notwithstanding any other provision in this Agreement, if the Lender determines that any applicable law, rule, regulation, or directive (whether or not having the force of law) shall make it (1) unlawful or impossible for the Lender to extend the LIBOR Interest Rate, or (2) imposes or modifies any reserve, special deposit, compulsory loan, or similar requirements relating to any extensions of credit or their assets, or any deposits with or other liabilities, of such Lender; or
(3) imposes any other condition adversely affecting Lender's rights hereunder, or (4) if Lender no longer offers the LIBOR Interest Rate, then the interest rate shall automatically convert to a rate per annum equal to three-quarters percent (.75%) in excess of the Base Rate. Borrower shall not be required to pay any costs, penalties, or other amounts as a result of or in connection with any such conversion.


                   (2) DISASTER; COSTS. Notwithstanding anything to the contrary herein, if the Lender determines (which determination shall be conclusive) that (i) quotations of interest rates for the relevant deposits referred to in the definition of LIBOR Interest Rate are not being provided in the relevant amounts or for the relative maturities for purposes of determining the LIBOR Interest Rate as provided in this Agreement; or (ii) if the Lender determines (which determination shall be conclusive) that the relevant rates of interest referred to in the definition of LIBOR Interest Rate, do not accurately cover the cost to the Lender of extending the LIBOR Interest Rate, or (iii) the Lender matches funds in the London Interbank market or in any other money market, then the interest rate shall, upon notice to Borrower, automatically convert to a rate per annum equal to three-quarters percent (.75%) in excess of the Base Rate. Borrower shall not be required to pay any costs, penalties, or other amounts as a result of or in connection with any such conversion.


              K. ALL ADVANCES TO CONSTITUTE ONE LOAN. The Equipment Term Loan, North Canton Term Loan, and Vienna Term Loan, and all other sums owed by Borrowers to Lender under this Agreement, whether or not evidenced by the Notes, shall be secured by Lender's lien on and security interest in all of the Collateral. Borrowers shall be liable, as provided under this Agreement and their respective guarantees, to Lender for all Obligations.


              L. ORIGINATION FEE. In order to compensate Lender for its services in preparing and reviewing the Credit Documents and the documentation relating thereto in connection with this Credit Facility, Borrowers shall pay to Lender on the date of each advance hereunder an origination fee of one-half of one percent (.5%) of the total principal amount of the Notes, provided in the case of the North Canton Term Note, the origination fee shall be paid on the principal amount in excess of the principal amount of the Demand Note (the "Origination Fee").


              M. SECURITY. As security for the prompt and complete payment and performance when due of all the Obligations and in order to induce
Lender to enter into this Agreement and make the Loans and to extend other credit from time to time to Borrower, whether under this Agreement or otherwise, LPC hereby grants to Lender a first priority security interest in all LPC's right, title, and interest in, to, and under the Equipment and the





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proceeds thereof.  As security for the prompt and complete payment and performance when due of all the Obligations and in order to induce Lender to enter into this Agreement and make the Loans and to extend other credit from time to time to Borrower, whether under this Agreement or otherwise, LPC or LCI, as applicable, shall execute and deliver an open-end mortgage, granting the Lender the first and best lien on the North Canton Property and the Vienna Property subject only to Permitted Encumbrances.


SECTION 3.    CONDITIONS OF BORROWING

              Notwithstanding any other provision of this Agreement or any of the other Credit Documents, and without affecting in any manner the rights of Lender under the other sections of this Agreement, it is understood and agreed that Lender shall have no obligation at any time under Section 2 of this Agreement unless and until the following conditions have been and continue to be satisfied, all in form and substance satisfactory to Lender and its counsel:


              A. CONDITIONS. The following conditions shall have been and shall continue to be satisfied, in the sole discretion of Lender:


                   (1) No legal action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain, or prohibit, or to obtain damages in respect of, or which is related to or arises out of this Agreement or any of the other Credit Documents or the consummation of the transactions contemplated hereby or thereby, or which, in Lender's opinion would make it inadvisable to consummate the transactions contemplated by this Agreement.


                   (2) The representations and warranties of the Borrowers herein are true and correct in all respects and no Event of Default or condition which, with notice, lapse of time or both would constitute an Event of Default then exists.


                   (3) No event, occurrence or condition shall then exist which might have a Material Adverse Effect.


              B. DOCUMENTATION. Lender shall have received the following documents, each to be in form and substance satisfactory to Lender and its counsel:


                   (1) Certificates of insurance or certified copies of Borrower's casualty insurance policies evidencing the existence of the insurance coverage required pursuant to this Agreement, together with loss payable endorsements thereto naming Lender as a loss payee or additional insured in form and substance satisfactory to Lender.


                   (2) Such UCC financing statements as are required by Lender to perfect the Liens of Lender in the Collateral (subject to the provisions in Section 5.A.(8) hereof) and evidence, in a form acceptable to Lender, that such Liens will constitute valid and first priority perfected Liens.


                   (3) A Certificate of the secretary or an assistant secretary of Borrower, dated as of the date Lender makes its initial advance of loan proceeds pursuant hereto, certifying





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(i) that attached thereto is a true and complete copy of the Bylaws of
Borrower, as in effect on the date of such certification, (ii) that attached thereto is a true and complete copy of resolutions, in form satisfactory to Lender, adopted by the Board of Directors of Borrower, authorizing the execution, delivery and performance of this Agreement and each of the other Credit Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, and (iii) as to the incumbency and genuineness of the signature of each officer of Borrower executing this Agreement or any of the other Credit Documents to which Borrower is a party.


                   (4) A copy of the Articles of Incorporation of Borrower, and all amendments thereto, certified by the Secretary of State of the Borrower's state of incorporation.


                   (5) A good standing certificate for Borrower issued by the Secretary of State of Borrower's state of incorporation and the Secretary of State of Ohio.


                   (6) A certificate of Borrower signed by the chairman, vice chairman, president or chief financial officer of Borrower and dated as of the date Lender makes its initial advance of loan proceeds pursuant hereto, stating that (i) the representations and warranties set forth in Section 4 hereof are true and correct on and as of such date, (ii) Borrower is on such date in compliance with all the terms and provisions set forth in this Agreement, and (iii) on such date no event or condition has occurred or is continuing which, with the giving of notice, the lapse of time, or both, would constitute an Event of Default.


                   (7) Written instructions from Borrowers directing the disbursement of the loan proceeds made pursuant to this Agreement.


                   (8) The written opinion of counsel to Borrowers as to the transactions contemplated by this Agreement, in form and substance satisfactory to Lender.


                   (9) The Equipment Term Note, North Canton Term Note, and Vienna Term Note, duly executed by Borrower, and such other agreements, instruments and documents, including, without limitation, assignments, security agreements, mortgages, deeds of trust, pledges, guaranties and consents, which Lender may require to be executed in connection herewith, including, but not limited to, the following:


                        (a) Duly executed guarantees of all Obligations of Borrowers by both LPC and LCI, in form and substance satisfactory to Lender and its counsel.


                        (b) Environmental Assessments, Appraisals of Real Property and North Canton Equipment Collateral, ALTA Lender Title Policies and Surveys of the North Canton Property and the Vienna Property, together with any other items or information requested by Lender in regard to the North Canton Property and the Vienna Property.


                        (c) Duly executed Environmental Indemnity Agreement from Borrower, in form and substance acceptable to Lender and its counsel.





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                                  (d)   Duly executed UCC-1 Financing
                 Statements from Borrowers, in recordable form, in form and substance acceptable to Lender and its counsel (subject to the provisions of Section 5.A.(8) hereof).


                                  (e)   Duly executed and delivered open-end
                 mortgage of the North Canton Property from LPC in recordable form, in form and substance acceptable to Lender and its counsel, granting Lender the first lien on the North Canton Property, subject only to the Permitted Encumbrances.


                                  (f)   Duly executed and delivered open-end
                 mortgage of the Vienna Property from LCI in recordable form, in form and substance acceptable to Lender and its counsel, granting Lender the first lien on the Vienna Property, subject only to the Permitted Encumbrances.


                          (10)    An Intercreditor Agreement executed by
Congress Financial Corporation in form and substance acceptable to Lender and its counsel subordinating the rights of Congress Financial Corporation to Lender's rights in the Collateral.


SECTION 4.    REPRESENTATIONS AND WARRANTIES

                 In order to induce Lender to enter into this Agreement and to make each Loan, Borrower represents and warrants to Lender that:


                 A. Borrower is a corporation duly organized, validly existing, and in good standing under the laws of its state of incorporation, has the necessary authority and power to own its respective Collateral and its other assets and to transact the business in which it is engaged, is duly qualified to do business in each jurisdiction where the Collateral is located and in each other jurisdiction in which the conduct of its business or the ownership of its assets requires such qualification, and its chief executive office is located at the address set forth in paragraph 4.B of Rider A;


                 B. Borrower has full power, authority, and legal right to execute and deliver this Agreement and each of the other Credit Documents, to perform its obligations hereunder and thereunder, to borrow hereunder and to grant the security interest created hereby and to grant the mortgages on the North Canton Property and the Vienna Property;

                 C. This Agreement and each of the other Credit Documents has been (and each of the Notes when executed and delivered shall have been) duly authorized, executed, and delivered by Borrower and constitutes (and each of the Notes when executed and delivered shall constitute) a legal, valid, and binding obligation of Borrower enforceable in accordance with their respective terms;


                 D. The execution, delivery, and performance by Borrower of this Agreement and each of the Credit Documents do not and will





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not violate any provision of any applicable law or regulation or of any judgment or order of any court or governmental instrumentality, and will not violate any provision of, or cause a default under, any loan, other agreement, contract, or judgment to which Borrower is a party;


                 E. Borrowers' uses of the proceeds of the Equipment Term Loan, North Canton Term Loan, and Vienna Term Loan made by Lender to Borrowers pursuant to this Agreement are, and will continue to be, legal and proper corporate uses, and such uses are and will continue to be consistent with all applicable laws and statutes.


                 F. As of the date hereof, and after giving effect to the transactions contemplated by this Agreement, (i) Borrower is able to pay its debts as they mature and is not otherwise insolvent in any respect, and (ii) Borrower's capital is sufficient and not unreasonably small for the business and transactions in which Borrower is engaged or about to engage.


                 G. Borrower is not in default under any material agreement, contract, or judgment to which Borrower is a party;


                 H. Borrower has filed all tax returns that are required to be filed and has paid all taxes as shown on said returns and all assessments received by it to the extent such taxes and assessments have become due other than those which are the subject of valid extensions and those which are being contested in good faith by appropriate proceedings and as to which appropriate reserves are being maintained by Borrower in accordance with generally accepted accounting principles and so long as such proceedings operate during the pendency thereof to prevent the sale, forfeiture, or loss of the Collateral by or to such taxing authority, and Borrower does not have any knowledge of any actual or proposed deficiency or additional assessment in connection therewith;


                 I. To the best of its knowledge, there is no action, audit, investigation, or proceeding pending or threatened against or affecting Borrower or any of its assets which involves any of the Collateral or any of the contemplated transactions hereunder or which, if adversely determined, could reasonably be expected to have a Material Adverse Effect on Borrower's business, operations, or financial condition;


                 J. On each Closing Date, Borrower shall have good and marketable title to the Collateral being secured on such date and, upon the filing of proper financing statements and recording of the Mortgages, Lender shall have a perfected first Lien on such Collateral (subject to Permitted Encumbrances); and


                       (1) Except as disclosed in writing to Lender (including in any environmental audit or assessment report) the operations of Borrower at the North Canton Property and the Vienna Property comply in all material respects with all applicable Environmental Laws; and


                       (2) Except as disclosed in writing to Lender (including in any environmental audit or assessment report):

                               (a) None of the operations of Borrower at the North Canton Property and the Vienna Property are subject to any judicial or





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                 administrative proceeding alleging the violation of any
                 Environmental Laws;

                          (b) None of the operations of Borrower at the North Canton Property and the Vienna Property is the subject of an investigation to determine whether any remedial action is needed to respond to a release of any Hazardous Material into the environment; and


                          (c) Borrower has no known contingent liability with respect to the North Canton Property or the Vienna Property in connection with any release of any Hazardous Material into the environment;


                 K. All annual and quarterly financial statements of Borrower, included in any annual reports on form 10-K or included in any quarterly reports on form 10-Q, which have been delivered to Lender have been prepared in accordance with generally accepted accounting principles consistently applied, and present fairly in all material respects Borrower's financial position as at, and the results of its operations for, the periods ended on the dates set forth on such financial statements, and there has been no material adverse change in Borrower's financial condition, business, or operations since September 30, 1995, as reflected in such financial statements;


                 L.       Borrower has not changed its name in the last five
(5) years or done business or been known under any other name except as disclosed in writing to Lender; and


                 M. No consent of any person, and no consent, license, approval, or authorization of, or registration or filing with, any governmental authority, bureau, or agency is required in connection with the execution, delivery, and performance of, and payment under, this Agreement or the Notes, other than the consent of Congress, and the filing of financing statements and the recording of the Mortgages.


                 N. Neither this Agreement, nor any written statement made by Borrower in connection herewith, contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or herein not misleading. There is no fact which Borrower has not disclosed to Lender which has, or will have, a Material Adverse Effect.


                 O. All Equipment is in good operating condition and repair and all necessary replacements of and repairs to the same have been made so that the value and operating efficiency thereof has been maintained and preserved, reasonable wear and tear excepted. None of the Equipment is so affixed to the real property where located (other than the North Canton Property) so that an interest therein arises under the real property laws of such jurisdiction nor is any such Equipment an accession to any other personal property not otherwise a part of the Collateral.

                 Each request for an advance made by Borrowers pursuant to this Agreement shall, unless Lender is otherwise notified in writing prior to the time of such advance, constitute (I) an automatic representation and warranty by Borrowers to Lender that there does not then exist an Event of Default or any event or condition which, with notice, lapse of time and/or the





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making of such advance, would constitute an Event of Default, and (ii) a reaffirmation as of the date of said request of all of the representations and warranties of Borrowers contained in this Agreement or any of the other Credit Documents.

  Borrower covenants, warrants and represents to Lender that all representations and warranties of Borrower contained in this Agreement and each of the other Credit Documents shall be true at the time of Borrower's execution of this Agreement and such other Credit Documents, and shall survive the execution, delivery and acceptance thereof by Lender and the parties thereto and the closing of the transactions described therein or related thereto.

SECTION 5.    COVENANTS

              Borrower covenants and agrees that from and after the date hereof and so long as any Obligations remain unsatisfied, unless otherwise consented to by Lender in writing:


              A.    It will:


                    (1) Promptly give written notice to Lender of the occurrence of any Event of Loss;


                    (2) Observe all material requirements of any governmental authorities relating to the conduct of its business, to the performance of its obligations hereunder, to the use, operation or ownership of the Equipment, or to its other properties or assets, maintain its existence as a legal entity and obtain and keep in full force and effect all material rights, franchises, licenses and permits which are necessary to the proper conduct of its business, and pay all fees, taxes, assessments and governmental charges or levies imposed upon any of the Equipment;


                    (3) At any reasonable time or times, permit Lender or its authorized representative


                            (a) upon prior written notice, to inspect the Collateral and Borrower's books and records pertaining to the Collateral and,


                            (b) following the occurrence and during the continuation of an Event of Default, to inspect all of the books and records of Borrower,


                    (4) In accordance with generally accepted accounting principles, keep proper books of record and account in which entries will be made of all dealings or transactions in relation to its business and activities;


                    (5) Furnish to Lender the following financial statements, prepared in accordance with generally accepted accounting principles applied on a basis consistently maintained throughout the period involved,

                                  (a)    as soon as available, but not later
                 than 120 days after the end of each fiscal year, its consolidated balance sheet as at the end of such fiscal year, and its consolidated statements of income and consolidated statements of cash flow, including all footnotes, or such fiscal year, together with comparative information for the prior fiscal year, audited by Ernst & Young, LLP or other certified public accountants reasonably acceptable to Lender; and


                                  (b)    as soon as available, but not later
                 than 45 days after the end of each of the first three quarterly periods of each fiscal year, its consolidated balance sheet as at the end of such quarterly period and its consolidated statements of income and consolidated statements of cash flow for such quarterly period and for the portion of the fiscal year then ended together with comparative information for the prior comparable period, certified as to their accuracy by its chief financial officer,


                          (6)     Furnish to Lender, (i) together with the
financial statements described in clauses 5.A.(5)(a) and 5.A.(5)(b) above, a statement of Borrower signed by Borrower's chief financial officer certifying that Borrower is in compliance with all financial covenants contained herein, or if Borrower is not in compliance, the nature of such noncompliance or default, and the status thereof (such statement shall set forth the actual calculations of any financial covenants), and (ii) promptly, such additional financial and other information as Lender may from time to time reasonably request;


                          (7)     Promptly, at Borrower's expense, execute and
deliver to Lender such instruments and documents, and take such action, as Lender may from time to time reasonably request in order to carry out the intent and purpose of this Agreement and to establish and protect the rights, interests and remedies created, or intended to be created, in favor of Lender hereby, including, without limitation, the execution, delivery, recordation and filing of financing statements (hereby authorizing Lender, in such jurisdictions where such action is authorized by law, to effect any such recordation or filing of financing statements without Borrower's signature, and to file as valid financing statements in the applicable financing statement records, photocopies hereof and of any other financing statement executed in connection herewith); PROVIDED, HOWEVER, notwithstanding anything in this Agreement or any other Credit Document to the contrary, in no event shall Lender file or record any financing statement or other public document which specifically lists the particular items of Equipment included in the Collateral;

                          (8)     Warrant and defend its good and marketable
title to the Equipment, and Lender's perfected first priority security interest in the Collateral, against all claims and demands whatsoever (hereby agreeing that the Equipment shall be and at all times remain separately identifiable personal property, and shall not become part of any real estate other than the North Canton Property), and will, at its expense, take such action as may be necessary to prevent any other Person (other than Congress) from acquiring any right or interest in the Equipment;

                        (9) At Borrower's expense, if requested by Lender in writing, attach to the Equipment a notice satisfactory to Lender disclosing Lender's security interest in the Equipment;


                        (10) At Borrower's expense, maintain the Equipment in good condition and working order and furnish all parts, replacements and servicing required therefor so that the value, condition and operating efficiency thereof will at all times be maintained, normal wear and tear excepted, and any repairs, replacements and parts added to the Equipment in connection with any repair or maintenance or with any improvement, change, addition or alteration shall immediately, without further act, become part of the Equipment and subject to the security interest created by this Agreement; and


                        (11) Deliver to Lender, upon demand, any and all evidence of ownership of the Equipment, inclusive of any certificates of title or applications therefor, and maintain accurate, itemized records describing the kind, type, quantity and value of all the Equipment, a summary of which shall be provided to Lender on at least an annual basis and more frequently if requested by Lender.


                        (12)  Obtain and maintain at all times on the
Equipment, at Borrower's expense, "All-Risk" physical damage and, if required by Lender, liability insurance (including bodily injury and property damage) in such amounts, against such risks, in such form and with such insurers as shall be reasonably satisfactory to Lender; PROVIDED, HOWEVER, that the amount of physical damage insurance shall not be less than the then aggregate outstanding principal amount of the Equipment Term Note. All physical damage insurance policies shall be made payable to Lender as its interest may appear, if liability insurance is required by Lender, the liability insurance policies shall name Lender as an additional insured. Borrower shall maintain and deliver to Lender the original certificates of insurance or other documents reasonably satisfactory to Lender prior to policy expiration or upon Lender's request, but Lender shall bear no duty or liability to ascertain the existence or adequacy of such insurance. Each insurance policy shall, among other things, require that the insurer give Lender at least 30 days' prior written notice of any material alteration in the terms of such policy or the cancellation thereof and that the interests of Lender continue to be insured regardless of any breach of or violation by Borrower of any warranties, declarations or conditions contained in such insurance policy. The insurance maintained by the Borrower shall be primary with no other insurance maintained by Lender (if any) contributory. Unless Lender otherwise agrees in writing, following the occurrence of an Event of Default and during the continuance thereof Lender shall have the sole right, in its name or in Borrower's name, to file claims under any insurance policies, to receive, receipt, and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments, or other documents that may be necessary to effect the collection, compromise, or settlement of any claims under any such insurance policies.


                   B.   It will not:


                        (1) Sell, convey, transfer, exchange, lease or otherwise relinquish possession or dispose of any of the Collateral or attempt or offer to do any of the foregoing;

provided, however, that Borrower may offer to sell Collateral after giving Lender notice of its wish to offer Collateral for sale;


                   (2) Create, assume or suffer to exist any Lien upon the Collateral except for the security interest created hereby and the subordinate security interest in favor of Congress subordinated to the extent provided in an Intercreditor Agreement of even date herewith and except for Permitted Encumbrances;


                   (3)   Liquidate or dissolve;


                   (4)   Change the form of organization of its business; or


                   (5) Without thirty (30) days prior written notice to Lender, change its name or its chief executive office;


                   (6) At any time after Lender advances the North Canton Term Loan, move (or in the case of titled vehicles, change the principal base of) any of the Equipment from the North Canton Property without the prior written consent of Lender except within the continental United States upon thirty (30) days prior written notice to Lender (provided that Borrower delivers to Lender such financing statements as Lender requests to maintain its perfected first priority security interest in such Equipment); or


                   (7) Make or authorize any improvement, change, addition or alteration to the Equipment which would impair its originally intended function or use or its value.


              C. After obtaining the written consent of Lender as to each item of Equipment, Borrower shall have the right to substitute up to THREE HUNDRED SIXTY THOUSAND AND NO/100 DOLLARS ($360,000.00) of items of Equipment with other items of Equipment of a similar type and of a value to Lender equal to or greater than the Equipment replaced or with other items of Equipment acceptable to Lender.


SECTION 6.    EVENTS OF DEFAULT; REMEDIES

              The following events shall each constitute an "EVENT OF DEFAULT" hereunder:


              A. Borrower shall fail to pay any principal or interest on any Notes within 10 days after the same becomes due (whether at the stated maturity, by acceleration or otherwise) which failure is not cured within 10 days after Borrower's receipt of written notice from Lender or shall fail to pay any other Obligation when due (whether at the stated maturity, by acceleration or otherwise), which failure is not cured within 10 days after Borrower's receipt of written notice from Lender;


              B. Any representation or warranty made by Borrower in this Agreement or in any document, certificate or financial or other statement now or hereafter furnished by Borrower in connection with this Agreement or any Loan shall at any time prove to be untrue or misleading in any material respect as of the time when made;

              C. Borrower shall fail to observe any covenant, condition or agreement contained in Sections 5.A.(11) or 5.B hereof or in paragraphs 2 or 3.A of Rider A, which failure shall continue for a period of 10 days after receipt of written notice from Lender;


              D. Borrower shall fail to observe or perform any other covenant or condition contained in this Agreement, and such failure shall continue unremedied for a period of 30 days after the date on which written notice thereof shall be given by Lender to Borrower;


              E. Borrowers or any guarantor of the Obligations fails to perform, keep or observe any other term, provision, condition, covenant, warranty or representation contained in any of the Credit Documents other than this Agreement or the Notes, which is required to be performed, kept or observed by Borrowers or any such guarantor, which failure shall continue unremedied for a period of thirty (30) days after the date on which written notice thereof shall be given by Lender to Borrower.


              F. Borrower or any subsidiary of Borrower shall default (i) in the payment of, or other performance under, any obligation for payment or lease (whether or not capitalized) or any guarantee to Lender or any affiliate of Lender (excluding all Participation Obligations) beyond the period of grace, if any, provided with respect thereto, (ii) in the payment of any obligation for borrowed money in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) to any other Person beyond the period of grace, if any, provided with respect thereto, if such obligation for borrowed money is accelerated as a result thereof, or (iii) in the performance of any obligation for borrowed money in excess of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) to any other Person beyond the period of grace, if any, provided with respect thereto if such obligation for borrowed money is accelerated as a result thereof;


              G. A complaint in bankruptcy or for arrangement or reorganization or for relief under any insolvency law is filed by or against Borrower (and when filed against Borrower is in effect for 60 days) or Borrower admits its inability to pay its debts as they mature; or


              H. Any material adverse change in the value of the Collateral or the financial condition or operating results of Borrower or any guarantor of the Obligations.


              I.   The revocation of any Guaranty of the Obligations.

              If an Event of Default shall occur and be continuing, Lender may in addition to any of the remedies otherwise available to Lender, by notice of default given to Borrower, do any one or more of the following:


              J.   Terminate the Commitment and/or


              K. Declare the Notes to be due and payable, whereupon the principal amount of the Notes, together with accrued interest thereon and all other amounts owing under this Agreement and the Notes or the other Credit Documents, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived (and in the case of any Event of Default specified in clause 6.G of the above paragraph, such acceleration of the Notes shall be automatic, without any notice by Lender). In addition, if an Event of Default shall occur and be continuing, Lender may exercise all other rights and remedies available to it, whether under this Agreement, under any other instrument or agreement securing, evidencing or relating to the Obligations, under the Code, or otherwise available at law or in equity. Without limiting the generality of the foregoing, Borrower agrees that in any such event, Lender, without demand of performance or other demand, advertisement or notice of any kind (except the notice specified below of time and place of public or private sale and any notice specified in any applicable mortgage) to or upon Borrower or any other Person (all and each of which demands, advertisements and notices are hereby expressly waived), may forthwith do any one or more of the following: collect, receive, appropriate and realize upon the Collateral or any part thereof, and sell, lease, assign, give an option or options to purchase or otherwise dispose of and deliver, the Collateral (or contract to do so), or any part thereof, in one or more parcels at public or private sale or sales at such places and at such prices as it may deem best, for cash or on credit or for future delivery without the assumption of any credit risk. Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of Borrower, which right or equity is hereby expressly released. Borrower further agrees, at Lender's request, to assemble (at Borrower's expense) the Collateral and make it available to Lender at such places which Lender shall select, whether at Borrower's premises or elsewhere but not more than 1000 miles from Borrower's premises. Lender shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale (after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care, safekeeping or otherwise of any or all of the Collateral or in any way relating to the rights of Lender hereunder, including reasonable attorney's fees and legal expenses) to the payment in whole or in part of the Obligations, in such order as Lender may elect. Borrower agrees that Lender need not give more than 10 days' notice of the time and place of any public sale or of the time after which a private sale may take place and that such notice is reasonable notification of such matters. Borrower shall be liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all amounts to which Lender is entitled. Borrower agrees to pay all costs of Lender, including reasonable attorneys' fees, incurred with respect to collection of any of the Obligations and enforcement of any of Lender's rights hereunder. To the extent permitted by law, Borrower hereby waives presentment, demand, protest or any notice (except as expressly provided in this Section 6) of any kind in connection with this Agreement or any of the other Credit Documents or any Collateral except as otherwise specifically provided in any Credit Document.


SECTION 7.   MISCELLANEOUS

             No failure or delay by Lender in exercising any right, remedy or privilege hereunder or under any Notes or any of the other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, remedy or privilege. No right or remedy in this Agreement or any of the other Credit Documents is intended to be exclusive but each shall be cumulative and in addition to any other remedy referred to herein or otherwise available to Lender at law or in equity; and the exercise by Lender of any one or more of such remedies shall not preclude the simultaneous or later exercise by

Lender of any or all such other remedies. No express or implied waiver by Lender of an Event of Default shall in any way be, or be construed to be, a waiver of any other or subsequent Events of Default. The acceptance by Lender of any regular installment payment or any other sum owing hereunder shall not
(a) constitute a waiver of any Event of Default in existence at the time, regardless of Lender's knowledge or lack of knowledge thereof at the time of such acceptance, or (b) constitute a waiver of any Event of Default unless Lender shall have agreed in writing to waive the Event of Default.

              All notices, requests and demands to or upon any party hereto shall be deemed duly given or made when sent, if given by telecopier, when delivered, if given by personal delivery or overnight commercial carrier, or the fifth calendar day after deposit in the United States mail, certified mail, return receipt requested, addressed to such party at its address (or telecopier number) set forth in paragraph 4 of Rider A or such other address or telecopier number as may be hereafter designated in writing by such party to the other party hereto.

              Borrower agrees:


              A. To pay or reimburse Lender for (i) all expenses of Lender in connection with the documentation hereof, (ii) all fees, taxes and expenses of whatever nature reasonably incurred in connection with the creation, preservation and protection of Lender's security interest in the Collateral, including, without limitation, all filing and lien search fees, payment or discharge of any taxes or Liens upon, or in respect to, the Collateral, and all other fees and expenses reasonably incurred in connection with protecting or maintaining the Collateral or in connection with defending or prosecuting any actions, suits or proceedings arising out of, or related to, the Collateral;
(iii) all costs and expenses (including reasonable legal fees and disbursements) of Lender in connection with the enforcement of this Agreement or any of the other Credit Documents, including, but not limited to (a) any court or administrative proceeding involving the Collateral or the Credit Documents to which Lender is made a party or is subject to subpoena by reason of its being the holder of any Credit Documents, including, without limitation, bankruptcy, insolvency, or a reorganization, and (b) any court or administrative proceeding or other action undertaken by Lender to enforce any remedy or to collect any indebtedness due under the Credit Documents and (c) any remedy exercised by Lender; (iv) any activity in connection with any request by Borrowers or anyone acting on behalf of Borrowers that the Lender consent to a proposed action which, pursuant to the Credit Documents may be undertaken or consummated only with the prior consent of Lender, whether or not such consent is granted, and
(v) any negotiation undertaken between Borrowers and Lender, or anyone acting on behalf of Borrowers, pertaining to the existence or cure of any default under or the modification or extension of any of the Credit Documents, and


              B. to pay, and to indemnify and hold Lender harmless from and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, out-of-pocket costs, expenses (including reasonable legal expenses) or disbursements of any kind or nature whatsoever arising out of or with respect to (a) this Agreement or any of the other Credit Documents, the Collateral or Lender's interest therein, including, without limitation, the execution, delivery, enforcement, performance or administration of this Agreement or any of the other Credit Documents and the manufacture, purchase, ownership, possession, use, selection, operation or condition of the Collateral or any part thereof, or (b) Borrower's violation or alleged violation of any Environmental Laws or any law or regulation relating to Hazardous Materials (the foregoing being referred to as the "indemnified liabilities"), PROVIDED, that Borrower shall have no obligation hereunder with respect to indemnified liabilities arising from the gross negligence or willful misconduct of Lender. If Borrower fails to perform or comply with any of its agreements contained in this Agreement or any of the other Credit Documents and Lender shall itself perform, comply or cause performance or compliance, the expenses of Lender so incurred, together with interest thereon at the Default Rate, shall be payable by Borrower to Lender on demand and until such payment is made shall constitute Obligations hereunder. The agreements and indemnities contained in this paragraph shall survive termination of this Agreement or any of the other Credit Documents and payment of the Notes.

              This Agreement together with the other Credit Documents contains the complete, final and exclusive statement of the terms of the agreement between Lender and Borrower related to the contemplated transactions, and neither this Agreement, the Notes, or the other Credit Documents, nor any terms hereof, may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of a change, waiver, discharge or termination is sought.

              This Agreement and the other Credit Documents shall be binding upon, and inure to the benefit of, Borrower and Lender and their respective successors and assigns, except that Borrower may not assign or transfer its rights hereunder or any interest herein without the prior written consent of Lender. Borrowers hereby consent to Lender's participation, sale, assignment, transfer, or other disposition to a bank or other financial institution which does not and whose affiliates are not competitors of either Borrower, at any time or times hereafter, of this Agreement, or any of the other Credit Documents, or any portion hereof or thereof, including, without limitation, Lender's rights, title, interest, remedies, powers, and/or duties hereunder or thereunder.

              Headings of sections and paragraphs are for convenience only, are not part of this Agreement and shall not be deemed to affect the meaning or construction of any of the provisions hereof. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability shall not invalidate or render unenforceable such provision in any other jurisdiction.

              Borrower hereby authorizes Lender to correct patent errors and to fill in such blanks as dates herein and in the Notes and in any of the other Credit Documents.

              Except with the respect to obligations of the Borrowers to make payments pursuant to the Notes, all agreements, obligations, and covenants contained herein to be kept and performed by the Borrowers shall be joint and several.

              THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF OHIO. EXCEPT AS OTHERWISE PROVIDED FOR IN THIS AGREEMENT OR AS REQUIRED BY APPLICABLE LAW, BORROWER WAIVES (i) PRESENTMENT,

DEMAND AND PROTEST AND NOTICE OF PRESENTMENT, PROTEST, DEFAULT, NONPAYMENT, MATURITY, RELEASE, COMPROMISE, SETTLEMENT, EXTENSION OR RENEWAL OF ANY OR ALL COMMERCIAL PAPER, ACCOUNTS, CONTRACT RIGHTS, DOCUMENTS, INSTRUMENTS, CHATTEL PAPER AND GUARANTIES AT ANY TIME HELD BY LENDER ON WHICH BORROWER MAY IN ANY WAY BE LIABLE, (ii) NOTICE PRIOR TO TAKING POSSESSION OR CONTROL OF THE COLLATERAL WHICH MIGHT BE REQUIRED BY ANY COURT PRIOR TO ALLOWING LENDER TO EXERCISE ANY OF LENDER'S REMEDIES AND (iii) ITS RIGHT TO A JURY TRIAL IN THE EVENT OF ANY LITIGATION INSTITUTED IN RESPECT OF THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER CREDIT DOCUMENTS. BORROWER ACKNOWLEDGES THAT IT HAS BEEN ADVISED BY COUNSEL OF ITS CHOICE WITH RESPECT TO THIS AGREEMENT AND THE TRANSACTIONS EVIDENCED BY THIS AGREEMENT. BORROWER HEREBY IRREVOCABLY CONSENTS AND AGREES THAT ANY LEGAL ACTION IN CONNECTION WITH THIS AGREEMENT MAY BE INSTITUTED IN THE COURTS OF THE STATE OF OHIO, IN THE COUNTY OF STARK OR THE UNITED STATES COURTS FOR THE NORTHERN DISTRICT OF OHIO, AS LENDER MAY ELECT, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, BORROWER HEREBY IRREVOCABLY ACCEPTS AND SUBMITS TO, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT, AND TO ALL PROCEEDINGS IN SUCH COURTS. BORROWER AND LENDER ACKNOWLEDGE THAT JURY TRIALS OFTEN ENTAIL ADDITIONAL EXPENSES AND DELAYS NOT OCCASIONED BY NON-JURY TRIALS. BORROWER AND LENDER AGREE AND STIPULATE THAT A FAIR TRIAL MAY BE HAD BEFORE A STATE OR FEDERAL JUDGE BY MEANS OF A BENCH TRIAL WITHOUT A JURY. IN VIEW OF THE FOREGOING, AND AS A SPECIFICALLY NEGOTIATED PROVISION OF THIS AGREEMENT, BORROWER AND LENDER HEREBY EXPRESSLY WAIVE ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT, OR THE TRANSACTIONS RELATED HERETO, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT OR TORT OR OTHERWISE; AND BORROWER AND LENDER HEREBY AGREE AND CONSENT THAT BORROWER OR LENDER MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN

EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

              IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their duly authorized officers as of MARCH 14, 1996.

                                             LEXINGTON PRECISION CORPORATION
                                             ("Borrower")


                                             By     Dennis J. Welhouse
                                               ----------------------------------------------
                                             Name:        Dennis J. Welhouse
                                             Title:       Senior Vice President and Assistant
                                                          Secretary


                                             LEXINGTON COMPONENTS, INC.
                                             ("Borrower")


                                             By     Dennis J. Welhouse
                                               ----------------------------------------------
                                             Name:        Dennis J. Welhouse
                                             Title:       Vice Chairman and Assistant
                                                          Secretary

Accepted at Canton, Ohio, as of the date first above written.

BANK ONE, AKRON, NA


By     Rudolf G Bentlage
  ------------------------------------------
Name:        Rudolf G. Bentlage
Title:       Vice President

         RIDER A TO CREDIT FACILITY AND SECURITY AGREEMENT DATED AS OF
   MARCH 14, 1996, BETWEEN BANK ONE, AKRON, NA ("LENDER"), AND LEXINGTON PRECISION CORPORATION ("LPC") AND LEXINGTON COMPONENTS, INC. ("LCI") (HEREINAFTER LPC AND LCI ARE REFERRED TO EACH AS BORROWER SINGULARLY AND REFERRED TO JOINTLY AND SEVERALLY AS THE "BORROWERS," WHICH TERM SHALL
 MEAN EACH OF THE COMPANIES INDIVIDUALLY AND BOTH OF THE COMPANIES COLLECTIVELY)


1.    DEFINITIONS

                 As used in the Credit Facility and Security Agreement, the following terms shall have the following defined meanings (applicable to both singular and plural forms), unless the context otherwise requires:

                 AGREEMENT: "Hereof," "hereto," "hereunder" and words of similar meaning: the Credit Facility and Security Agreement of even date herewith between Borrower and Lender including this Rider A and any other rider, schedule and exhibit executed by Borrower and Lender in connection herewith, as from time to time amended, modified or supplemented.

                 BASE RATE: The Lender's Prime Rate for commercial loans, as in effect from time to time, or such other designation announced in replacement of such Prime Rate for commercial loans, which in either instance may not necessarily be the most favorable or lowest or best rate offered by Lender.

                 BUSINESS DAY: A day other than a Saturday, Sunday or legal holiday under the laws of the State of Ohio or day on which commercial banks are authorized or required to close in Ohio.

                 CASH FLOW RATIO: The ratio of cash flow to debt service calculated as fiscal net income plus depreciation and amortization minus dividends divided by current maturities of all long-term debt excluding the twelve and three-quarter percent (12.75%) Senior Subordinated Notes of LPC due February 1, 2000, in the original principal amount of THIRTY-ONE MILLION SEVEN HUNDRED TWENTY THOUSAND ONE HUNDRED TWENTY-FIVE AND NO/100 DOLLARS ($31,720,125.00) the fourteen percent (14%) junior subordinated notes of LPC due May 1, 2000, in the original principal amount of THREE HUNDRED FORTY-SIX THOUSAND SIX HUNDRED SIXTY-SIX DOLLARS AND SIXTY-SEVEN CENTS ($346,666.67) and the junior subordinated convertible increasing rate notes of LPC due May 1, 2000, in the original principal amount of ONE MILLION AND NO/100 DOLLARS ($1,000,000.00), provided that for the purposes of this calculation, the Borrower's results of operations for any twelve (12) month period shall exclude any write down or write-off of asset (whether tangible or intangible) of any manufacturing facility or business unit of the Borrower which is recorded by Borrower as a result of the restructuring, relocation, shutdown, or sale of such manufacturing facility or business unit or as a result of compliance with Financial Accounting Standard No. 121, accounting for the Impairment of Long-Lived Assets and for the Long-Lived Assets to Be Disposed of.

                 CLOSING DATE:  Each date on which a Loan is made.

                 CODE: The Uniform Commercial Code as from time to time in effect in any applicable jurisdiction.

                 COLLATERAL: The Equipment, the North Canton Property, the Vienna Property, and all other Property of the Borrower now or at any time or times hereafter subject to a Lien in favor of Lender pursuant to the Credit Documents and the Proceeds thereof.

                 COMMITMENT: Lender's obligation to make Loans in the aggregate principal amount stated in paragraph 2 of this Rider A.

                 CONGRESS: Congress Financial Corporation and its successors and assigns.

                 CORE BORROWING AMOUNT: That portion of the outstanding balance of the Equipment Term Loan designated by Borrowers to accrue interest at the LIBOR Interest Rate during the LIBOR Interest Period and which shall be in incremental amounts of ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) and which shall not exceed the Core Cap.

                 CORE CAP: An amount that the Core Borrowing Amount shall not exceed at any time during the term of the Equipment Term Loan. The Core Cap shall be ONE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($1,500,000.00) until August 1, 1996, on which date it shall be reduced to ONE MILLION FOUR HUNDRED THOUSAND AND NO/100 DOLLARS ($1,400,000.00) and shall be reduced by another ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00) on the first day of each month every four (4) months thereafter until December 1, 2000, on which date it shall be reduced to ONE HUNDRED THOUSAND AND NO/100 DOLLARS ($100,000.00).

                 COST: With respect to any item of new Equipment, the seller's invoiced purchase price therefor (after giving effect to any discount or other reduction) payable by Borrower excluding all other amounts and expenses payable by Borrower unless approved by Lender such as installation, freight, tooling, delivery charges, sales taxes, site preparation, and other similar costs with respect to Equipment or, with respect to any item of used Equipment, such amount as Lender may approve.

                 CREDIT DOCUMENTS: This Agreement, the Notes, and all other agreements, instruments and documents (including, without limitation, all assignments, security agreements, mortgages, deeds of trust, lien waivers, subordinations, guarantees, pledges, powers of attorney and consents) heretofore, now or hereafter executed by Borrower in respect of the transactions contemplated by this Agreement or any amendments or additions thereto, in each instance as amended from time to time, provided, in no event shall the Credit Documents include any agreement with respect to any Participation Obligation.

                 DEFAULT: Any event which with notice, lapse of time, or both would constitute an Event of Default.

                 DEFAULT RATE: A fluctuating rate of interest equal to three percentage points (3.0%) above the Base Rate but not to exceed the maximum rate allowed by law.

                 DEMAND NOTE: The Demand Note to be executed by LPC in the form attached as Exhibit F to this Agreement (with such changes or modifications, if any, to which Lender may agree) evidencing the North Canton Interim Loan made by Lender pursuant to Section 2.C of this Agreement, together with all amendments thereto and all promissory notes issued in substitution therefor or replacement thereof.

                 ENVIRONMENTAL LAWS: The Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Federal Occupational Safety and Health Act, the Environmental Protection Act, any so-called "Superfund" or "Superlien law, the Toxic Substances Control Act, or any other federal, state or local statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to, or imposing liability or standards of conduct concerning, any solid or hazardous or, toxic or dangerous waste, substance or material, as now or at any time hereafter in effect, as well as any other substance the ownership, possession, use, storage, or disposal of which is regulated under any federal, state, or local laws, ordinances, regulations, codes, rules, orders, or decrees pertaining to environmental, health, or safety matters.

                 EQUIPMENT: Specific machinery and equipment of Lexington Precision Corporation ("LPC") consisting of: lathes, machining centers, grinders, bandsaw, drilling machine, transfer molding presses, vacuum pump, ultrasonic cleaning tank, compressor/dryer, lift truck, sweeper, scrubber and cabinets, now owned or hereafter acquired by LPC, as more particularly described on a certain Schedule of Equipment dated March 14, 1996, executed by LPC and Bank One, Akron, NA (the "Specific Equipment"), together with all currently owned or hereafter acquired accessories and parts for, and repairs, modifications, improvements, upgrades, accessions and attachments to, the Specific Equipment, PROVIDED, in each case that such machinery and equipment is either (i) located at the North Canton Property as of March 14, 1996, or (ii) moved to the North Canton Property at any time after March 14, 1996, or (iii) removed from the North Canton Property at any time after March 14, 1996; and replacements and substitutions for the Specific Equipment acquired after the date hereof that are (i) located at the North Canton Property at any time after March 14, 1996, or (ii) removed from the North Canton Property at any time after March 14, 1996.

                 EQUIPMENT TERM LOAN:  As defined in Section 2.A of this
Agreement.

                 EQUIPMENT TERM NOTE: The term promissory note to be executed by LPC in the form attached as Exhibit B to this Agreement (with such changes or modifications, if any, to which Lender may agree) evidencing the Equipment Term Loan made by Lender pursuant to Section 2.A of this Agreement, together with all amendments thereto and all promissory notes issued in substitution therefor or replacement thereof.

                 EVENT OF DEFAULT:  As set forth in Section 6 of the
Agreement.

                 EVENT OF LOSS: With respect to any item of Equipment (i) the actual or constructive loss or loss of use thereof, due to theft, destruction, damage beyond repair or to an extent which makes repair uneconomical, or (ii) the condemnation, confiscation or seizure thereof, or requisition of title thereto, or use thereof, by any Person.

                 HAZARDOUS MATERIALS: Any substance, pollutant or contaminant regulated by (or for the purposes of) any Environmental Laws including, but not limited to, petroleum, any radioactive material, and asbestos in any form or condition.

                 INDEBTEDNESS: Shall mean all items which, in accordance with generally accepted accounting principles, consistently applied, would be included in determining total liabilities of Borrower shown on the liability side of its balance sheet as at the date such Indebtedness is to be calculated.

                 INSTALLMENT PAYMENT DATE: with respect to any Note, each date on which a regular installment of interest is due.

                 LIBOR INTEREST PERIOD: The period commencing on the date the LIBOR Interest Rate on the Core Borrowing Amount is to be made, and ending, as the Borrowers may elect, pursuant to Section 2.B.(2) of the Agreement, one
(1) month or two (2) months thereafter; provided that all of the foregoing provisions relating to interest periods are subject to the following:

                 (i) No interest period may extend beyond any demand of payment made by Lender;

                 (ii) If an interest period would end on a day that is not a Business Day, such interest period shall be extended to the next Business Day.

                 LIBOR INTEREST RATE:  Means the London Interbank Offered
Rate on United States dollars plus three hundred (300) basis points per annum.

                 LIENS: Liens, mortgages, security interests, financing statements or other encumbrances of any kind whatsoever.

                 MATERIAL ADVERSE EFFECT: As to any events, occurrences or conditions, if the result thereof would, either singly or in the aggregate, have a material and adverse effect on (i) the Borrower's Property, business, operations, prospects, profitability or condition (financial or otherwise),
(ii) Borrower's ability to repay the Obligations or (iii) Lender's Lien on the Collateral or the priority thereof.

                 MORTGAGES: The open-end mortgage by LPC in favor of Lender with respect to the North Canton Property and the open-end mortgage by LCI in favor of Lender with respect to the Vienna Property.

                 NORTH CANTON INTERIM LOAN: As defined in Section 2.C of this Agreement.

                 NORTH CANTON LOCATION: LPC's building and offices located at 3565 Highland Park NW, North Canton, Ohio.

                 NORTH CANTON PROPERTY: Certain property owned by LPC located in Stark County, Ohio, described on Exhibit C hereto.

                 NORTH CANTON TERM LOAN: As defined in Section 2.C of this Agreement.

                 NORTH CANTON TERM NOTE: The term promissory note to be executed by LPC in the form attached as Exhibit D to this Agreement (with such changes or modifications, if any, to which Lender may agree) evidencing the North Canton Term Loan made by Lender pursuant to Section 2.C of this Agreement, together with all amendments thereto and all promissory notes issued in substitution therefor or replacement thereof.

                 NOTES: The Equipment Term Note, the North Canton Term Note, the Vienna Term Note, and any other promissory note or other instrument evidencing a Borrower's obligation to repay any Obligations.

                 OBLIGATIONS: All debts, liabilities and obligations of the Borrower to Lender under this Agreement and also any and all other debts, liabilities and obligations of Borrower to Lender of every kind and description, direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, including without limiting the generality of the foregoing, any debt, liability or obligation of Borrower to Lender under any guaranty, and all interest, fees, charges and expenses which at any time may be payable by Borrower to Lender thereunder, provided that in no event shall the Obligations include any Participation Obligations or any obligation, guarantee, or liability of Borrower to any other Person which Lender may have obtained by assignment, grant, or transfer.

                 ORIGINATION FEE:  As defined in Section 2.I of this
Agreement.

                 PARENT COMPANY: Any Person having beneficial ownership (directly or indirectly) of 25% or more of Borrower's shares of voting stock.

                 PARTICIPATION OBLIGATIONS: Any obligation, guarantee, or other liability of any kind whatsoever to Lender or any affiliate of Lender as a result of or arising out of Lender's or any affiliate of Lender's participation in any loan, credit facility, or other extension of credit to or with any Borrower by Congress or any other Person.

                 PERMITTED ENCUMBRANCES: The (i) Lien of Congress Financial Corporation, (ii) any Liens which are not in excess of TWENTY- FIVE THOUSAND DOLLARS ($25,000) in the aggregate, and (iii) any "Permitted Encumbrances" as defined in each of the Mortgages.

                 PERSON: An individual, partnership, corporation, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.

                 PRIME RATE: The interest rate established from time to time by Lender as the Lender's Prime Rate, whether or not publicly announced, which may not necessarily be the most favorable or lowest or best rate offered by Lender.

                 PROCEEDS: All proceeds of the Equipment, which proceeds shall include the meaning assigned to it in the Code, and in any event, including, without limitation, (i) any and all proceeds of any insurance, indemnity, warranty or guaranty payable to Borrower from time to time with respect to any of the Equipment; (ii) any and all payments made, or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Equipment by any Person; (iii) any and all accounts arising out of a sale or lease of any of the Equipment, or chattel paper evidencing a lease of any of the Equipment; (iv) any and all other rents or profits or other amounts from time to time paid or payable upon the sale, lease, or other disposition of any of the Equipment; and
(v) all books and records (including, without limitation, programs, printouts, and other accounting records) of LPC pertaining to the Equipment.

                 SUBORDINATED DEBT: The 14% Junior Subordinated Notes of LPC due May 1, 2000 in the original principal amount of $346,666.67, the Junior Subordinated Convertible Increasing Rate Notes of LPC due May 1, 2000 in the original principal amount of $1,000,000 and such other Indebtedness which is subordinated and junior in right of payment to the Obligations to the extent, in such manner, and pursuant to an instrument evidencing such subordination, acceptable to Lender.

                 TANGIBLE NET WORTH: At any time, Stockholder's Equity plus Preferred Stock plus Subordinated Debt, less the sum of:

                 (i) any surplus resulting from any write-up of assets of Borrower subsequent to September 30, 1995; and

                 (ii) good will, including any amounts, however designated on a balance sheet of the Borrower, representing the excess of the purchase price paid for assets or stock acquired over the value assigned thereto on the books of the Borrower; and

                 (iii) proprietary rights of Borrower, including all patents, trademarks, trade names and copyrights; and

                 (iv) loans and advances to stockholders of Borrower who own five percent (5%) or more of LPC's common stock.

                 TREASURY RATE: The weekly average yield on United States Treasury securities adjusted to a constant maturity of five (5) years as in effect from time to time. Should the United States Treasury Department cease to issue Treasury securities having a maturity as noted above in the same manner existing on the date of this Agreement, then the Lender shall select an index that in the opinion of the Lender, accurately reflects monetary trends intended to be reflected by the Treasury Rate.

                 VIENNA PROPERTY: Certain property owned by LCI located in Trumbull County, Ohio, described on Exhibit E hereto.

                 VIENNA TERM LOAN:  As defined in Section 2.E of this
Agreement.

                 VIENNA TERM NOTE: The term promissory note to be executed by LCI in the form attached as Exhibit F to this Agreement (with such changes or modifications, if any, to which Lender may agree) evidencing the Vienna Term Loan made by Lender pursuant to Section 2.E of this Agreement, together with all amendments thereto and all promissory notes issued in substitution therefor or replacement thereof.

2.    FINANCIAL COVENANTS

                 So long as any Obligations remain unsatisfied, Borrowers covenant that, unless otherwise consented to by Lender in writing, LPC shall:

                 A. Maintain on a basis consolidated with LPC's direct and indirect subsidiaries at all times a Tangible Net Worth equal to or greater than FIFTEEN MILLION THREE HUNDRED THOUSAND AND NO/100 DOLLARS
($15,300,000.00).

                 B. Maintain on a basis consolidated with LPC's direct and indirect subsidiaries a positive Cash Flow Ratio of not less than one and twenty-five hundredths (1.25) to one (1.0).

                 C. Maintain on a basis consolidated with LPC's direct and indirect subsidiaries operating working capital (excess of current assets over current liabilities) as determined in accordance with generally accepted accounting principles (excluding notes payable and the current portion of long-term indebtedness) of not less than THREE MILLION EIGHT HUNDRED THOUSAND AND NO/100 DOLLARS ($3,800,000.00).

                 D. Not incur, make, or commit to make any expenditure in respect of the purchase or other acquisition of fixed or capital assets, including leases which in accordance with generally accepted accounting principles should be capitalized on the books of LPC (including normal replacements and maintenance), which after giving effect thereto would cause the aggregate amount of such capital expenditures by LPC to exceed FIFTEEN MILLION AND NO/100 DOLLARS ($15,000,000.00) (on a non-cumulative basis) in any fiscal year.

3.    PREPAYMENT

              E. Should any item of Equipment suffer an Event of Loss, Borrower shall either replace such item of Equipment within 60 days with equipment (which shall become Equipment) of a value and utility equal to or greater than that of the Equipment suffering the Event of Loss (such determination of value and utility being deemed made immediately prior to the Event of Loss) or make a prepayment on the corresponding Note within 60 days after the occurrence of the Event of Loss. The amount to be prepaid shall be
(i) the unpaid principal amount of such Note multiplied by a fraction the numerator of which is the Cost of the item of Equipment which suffered the Event of Loss and the denominator of which is the Cost of all items of Equipment less the Cost of each item of Equipment which previously suffered an Event of Loss or for which a prepayment has otherwise previously been made (the PREPAID
PRINCIPAL AMOUNT) and (ii) all other amounts then due and owing hereunder and under the Notes.

               F. On any Installment Payment Date Borrower may, at its option, on at least 30 days' prior written notice to Lender, prepay all, but not less than all, of the outstanding principal under all Notes executed hereunder together with (i) all interest accrued thereon to the date of prepayment and (ii) all other amounts then due and owing hereunder or under the Notes.

4.    ADDRESSES FOR NOTICE PURPOSES AND DEBTOR'S CHIEF EXECUTIVE OFFICE

               A.   If to Lender, at:

                    Bank One, Akron, NA
                    Attention:  Rudolf G. Bentlage
                    50 South Main Street
                    Akron, Ohio  44308

                    Telecopier No. (216) 438-8212

                    With a copy to:

                    Krugliak, Wilkins, Griffiths & Dougherty Co., L.P.A.
                    Attention:  Sam O. Simmerman
                    4775 Munson Street NW
                    P.O. Box 36963
                    Canton, Ohio  44735-6963

                    Telecopier No. (216) 497-4020

               B.   If to Borrowers, at:

                    Lexington Precision Corporation
                    Attention:  Warren Delano
                    767 Third Avenue
                    New York, New York  10017

                    Telecopier No. (212) 319-4659

                    With a copy to:

                    Nixon, Hargrave, Devans & Doyle
                    Attention:  Lauren E. Wiesenberg
                    437 Madison Avenue, 24th Floor
                    New York, New York  10022

                    Telecopier No. (212) 940-3111
or to such other address as each party may designate for itself by like notice given in accordance with this section.

                 THE PROVISIONS SET FORTH IN THIS RIDER A ARE INCORPORATED IN AND MADE A PART OF THE CREDIT FACILITY AND SECURITY AGREEMENT BETWEEN LENDER AND DEBTOR DATED AS OF MARCH 14, 1996.

                                          LEXINGTON PRECISION CORPORATION
                                          ("Borrower")


                                          By     Dennis J. Welhouse
                                            -----------------------------------------------
                                          Name:         Dennis J. Welhouse
                                          Title:        Senior Vice President and
                                                        Assistant Secretary


                                          LEXINGTON COMPONENTS, INC.
                                          ("Borrower")


                                          By     Dennis J. Welhouse
                                            -----------------------------------------------
                                          Name:         Dennis J. Welhouse
                                          Title:        Vice Chairman and
                                                        Assistant Secretary

Accepted at Canton, Ohio, as of the date first above written.


BANK ONE, AKRON, NA


By     Rudolf G. Bentlage
  ----------------------------------------
Name:         Rudolf G. Bentlage
Title:        Vice President

         Exhibits to the Credit Facility and Security Agreement dated March 14, 1996 have been omitted.

         The following is a list of the omitted Exhibits which the Registrant agrees to furnish supplementally to the Commission upon request:

Exhibits:

                 A        Equipment Term Note
                 B        North Canton Property
                 C        North Canton Term Note
                 D        Vienna Property
                 E        Vienna Term Note
                 F        Demand Note